Exhibit 10.1
AMENDMENT NO. 1 TO CREDIT AGREEMENT
     This AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of May 13, 2011 (this “Amendment No. 1”), is by and among HEALTHCARE TRUST OF AMERICA, INC., a Maryland corporation (the “Company”), HEALTHCARE TRUST OF AMERICA HOLDINGS, LP, a Delaware limited partnership (the “Borrower”), the Lenders party hereto, and Compass Bank, The Bank of Nova Scotia, Union Bank, N.A., and Sumitomo Mitsui Banking Corporation (each, a “New Lender”, and, collectively, the “New Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (the “Administrative Agent”). Reference is made to that certain Credit Agreement, dated as of November 22, 2010 (the “Credit Agreement”), by and among the Company, the Borrower, the Lenders referenced therein and the Administrative Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended hereby.
RECITALS
     WHEREAS, the Borrower has requested that the Lenders permit the aggregate Commitments to be increased to $575,000,000, extend the Maturity Date, and make other amendments to the Credit Agreement, and the Lenders are willing to make such changes;
     WHEREAS, pursuant to Section 2.4 of the Credit Agreement, the Borrower has requested, and the New Lenders, certain of the existing Lenders and the Administrative Agent have agreed, to increase existing Commitments or provide new Commitments under the Credit Agreement; and
     WHEREAS, each of the New Lenders wishes to be added as a “Lender” under the Credit Agreement;
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. As of the Amendment Effective Date (as defined in Section 4 hereof), the Credit Agreement is hereby amended as follows:
     1.1 Extension of Maturity Date. The definition of “Maturity Date” in Section 1.1 of the Credit Agreement is restated in its entirety to read as follows:
     “Maturity Date” means May 13, 2014; provided that the Borrower may, at its option (which shall be binding on the Lenders), by written notice to the Administrative Agent (which shall promptly notify each of the Lenders) given at least thirty (30) but no more than sixty (60) days prior to the then Maturity Date, extend the Maturity Date for up to one (1) year (to not later than May 13, 2015) so long as (A) no Default or Event of Default shall have occurred and be continuing on the date of such written notice, (B) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date of such written notice as if made on and as of such date (unless (x) such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date or (y) such representations and warranties are qualified as to “materiality”, “Material Adverse Effect” or similar language, in which case such representations and warranties shall be true and correct in all respects taking into account such language), and (C) the Borrower pays an aggregate extension fee equal to 0.25% of the then existing Commitments (to the Administrative Agent for the ratable benefit of the Lenders).”
     1.2 Definition of Restricted Payment. The definition of “Restricted Payment” in Section 1.1 of the Credit Agreement is amended by inserting the words “, but excluding dividends payable solely in additional shares of common stock of the Borrower” at the end of such definition.
     1.3 Increase of Amount of Permitted Incremental Commitments. Section 2.4(a) of the Credit Agreement is amended by deleting the amount “$225,000,000” set forth in each of the fourth and eleventh lines thereof and substituting the amount “$300,000,000” in place thereof.
     1.4 Amendment to Section 6.13(b). Section 6.13(b) of the Credit Agreement is amended by restating such section in its entirety to read as follows:
“(b) Secured Leverage Ratio. Permit the ratio of Secured Indebtedness to Total Asset Value as at the last day of any period of four consecutive fiscal quarters of the Company to exceed 40%.”
     1.5 Deletion of Section 6.13(h). Section 6.13(h) of the Credit Agreement is amended by deleting such section in its entirety and substituting the following in place thereof:
     “(h) [Reserved].”
     1.6 Revolving Commitment. The aggregate Commitments are increased to $575,000,000.
     1.7 Commitments. Schedule 2.1 to the Credit Agreement is hereby deleted in its entirety and Schedule 2.1 to this Amendment No. 1 is substituted in place thereof.
     1.8 New Lenders. Compass Bank hereby agrees to provide a new Commitment in the amount of fifty million dollars ($50,000,000). The Bank of Nova Scotia hereby agrees to provide a new Commitment in the amount of forty-five million dollars ($45,000,000). Union Bank hereby agrees to provide a new Commitment in the amount of forty million dollars ($40,000,000). Sumitomo Mitsui Banking Corporation hereby agrees to provide a new Commitment in the amount of thirty-five million ($35,000,000). From and after the date hereof, each of the New Lenders shall be deemed to be a Lender for all purposes of the Credit Agreement, and each reference to the Lenders in the Credit Agreement shall be deemed to include each of the New Lenders. Each of the New Lenders hereby covenants and agrees to become a party to any of the other Loan Documents as the Administrative Agent may reasonably request. Each of the New Lenders appoints JPMorgan Chase Bank, N.A. as the Administrative

Agent and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Each of JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Deutsche Bank AG New York Branch, U.S. Bank National Association, Capital One, N.A., and Regions Bank confirms the increase of its Commitment as set forth in Schedule 2.1 attached to this Amendment No. 1.
     1.9 Request and Waiver under Section 2.4 of Credit Agreement. This Amendment No. 1 is and shall be deemed to be for all purposes of the Credit Agreement the first and the complete exercise by the Borrower of its rights under Section 2.4 of the Credit Agreement (as amended hereby) to request an increase of the Commitments. From and after the effectiveness of this Amendment No. 1, the Borrower shall have no further rights to increase the Commitments under Section 2.4 of the Credit Agreement.
     1.10 Representations, Warranties and Agreements of New Lender. Each of the New Lenders (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment No. 1 and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.4 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Commitment, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment No. 1, (v) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment No. 1, and (vi) if it is a Foreign Lender, any documentation required to be delivered by it pursuant to the terms of the Credit Agreement has been delivered to the Administrative Agent; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE BORROWER AND THE COMPANY
          In order to induce the New Lenders and Administrative Agent to enter into this Amendment No. 1, the Borrower and the Company each represents and warrants to each New Lender and Administrative Agent that the following statements are true, correct and complete:

          (i) each of the Borrower and the Company has the power and authority, and the legal right, to make, deliver and perform its obligations under the Credit Agreement as amended by this Amendment No. 1 (the “Amended Agreement”);
          (ii) each of the Borrower and the Company has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment No. 1;
          (iii) no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment No. 1, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect;
          (iv) the execution, delivery and performance of this Amendment No. 1 will not violate any Requirement of Law or any Contractual Obligation of any Group Member, except for any such violation which could not reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation.
          (v) this Amendment No. 1 and the Amended Agreement have been duly executed and delivered by the Borrower and the Company and are the legal, valid and binding obligations of Borrower and the Company, enforceable against the Borrower and the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);
          (vi) the representations and warranties of the Borrower and the Company contained in Section 3 of the Credit Agreement are and will be true and correct in all material respects on and as of the date hereof and the Amendment Effective Date to the same extent as though made on and as of such dates, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; and
          (vii) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment No. 1 that would constitute a Default or Event of Default.
SECTION 3. ACKNOWLEDGEMENT AND CONSENT
     Each Guarantor has read this Amendment No. 1 and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment No. 1, the obligations of such Guarantor under each of the Loan Documents to which such Guarantor is a party shall not be impaired and each of the Loan Documents to which such Guarantor is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

     Each of the Company, the Borrower and the Subsidiary Guarantors hereby acknowledges and agrees that the Guarantied Obligations under, and as defined in, the Guaranty, dated as of November 22, 2010, by and among the Company, Borrower, the Subsidiary Guarantors and the Administrative Agent (the “Guaranty”) will include all Obligations under, and as defined in, the Credit Agreement (as amended hereby).
     Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment No. 1, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment No. 1 and (ii) nothing in the Credit Agreement, this Amendment No. 1 or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.
SECTION 4. CONDITIONS TO EFFECTIVENESS
     Except as set forth below, Section 1 of this Amendment No. 1 shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction of such conditions being referred to as the “Amendment Effective Date”):
     A. The Borrower, the Company, the other Guarantors, the Administrative Agent, each of the Lenders, and each of the New Lenders shall have indicated their consent hereto by the execution and delivery of the signature pages hereof to the Administrative Agent.
     B. The Administrative Agent shall have received a secretary’s certificate of the Company and the Borrower (i) either confirming that there have been no changes to its organizational documents since November 22, 2010, or if there have been changes to the Company’s or the Borrower’s organizational documents since such date, certifying as to such changes, and (ii) certifying as to resolutions and incumbency of officers with respect to this Amendment No. 1 and the transactions contemplated hereby.
     C. The New Lenders and the Administrative Agent shall have received all reasonable out-of-pocket costs and expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel for which the Borrower agrees it is responsible pursuant to Section 9.3 of the Credit Agreement), incurred in connection with this Amendment No. 1.
     D. Execution and delivery to the Administrative Agent by the Borrower of Notes in favor of the New Lenders and replacement Notes in favor of the Lenders that are increasing their Commitments, in each case in the amounts of their respective Commitments set forth on Schedule 2.1 attached hereto.
     E. Delivery to the Administrative Agent by Cox, Castle & Nicholson LLP, as counsel to the Borrower, of an opinion addressed to the Lenders, the New Lenders and the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.
     F. Payment by the Borrower of any agreed upon compensation to the Lenders as provided in Section 2.4 of the Credit Agreement arising out of the addition of each of the New

Lenders as a “Lender” under the Credit Agreement, the increases of the Commitments and any resulting reallocation of the Loans.
     G. The conditions set forth in Section 4.2 of the Credit Agreement shall have been satisfied and the Administrative Agent shall have received a certificate dated the Amendment Effective Date and executed by a Responsible Officer of the Borrower that such conditions have been satisfied and that the Borrower shall be in pro forma compliance with the covenants set forth in Section 6.13 of the Credit Agreement after giving effect to the incremental Commitments, the Loans, if any, to be made thereunder on the Amendment Effective Date and the application of the proceeds, if any, therefrom as if made and applied on such date and after giving effect to this Amendment No. 1.
SECTION 5. MISCELLANEOUS
     A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.
          (i) On and after the effective date of this Amendment No. 1, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
          (ii) Except as specifically amended by this Amendment No. 1, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
          (iii) The execution, delivery and performance of this Amendment No. 1 shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.
     B. Headings. Section and subsection headings in this Amendment No. 1 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 1 for any other purpose or be given any substantive effect.
     C. Applicable Law. THIS AMENDMENT NO. 1 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     D. Counterparts; Effectiveness. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment No. 1 (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 4 hereof) shall become effective upon the execution of a counterpart hereof by the Company, Borrower and the New Lenders and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:	HEALTHCARE TRUST OF AMERICA, INC.

	By:	/s/ Kellie S. Pruitt Name: Kellie S. Pruitt
Title: Chief Financial Officer

BORROWER:	HEALTHCARE TRUST OF AMERICA HOLDINGS, LP

	By:	Healthcare Trust of America, Inc., its General Partner

	By:	/s/ Kellie S. Pruitt Name: Kellie S. Pruitt
Title: Chief Financial Officer

SUBSIDIARY GUARANTORS
(FOR PURPOSES OF
SECTION 3):	HTA — SKYLYN, LLC
HTA — SUGAR LAND, LLC
HTA — LOCH RAVEN, LLC
HTA — CORSICANA, LLC
HTA — FORT WAYNE, LLC
HTA — SAN ANGELO, LLC
HTA — MOUNTAIN PLAINS-TX, LLC
HTA — WISCONSIN MOB PORTFOLIO, LLC
HTA — TRIUMPH, LLC
HTA — 2750 MONROE, LLC
HTA — LIMA, LLC
HTA — CAMP CREEK, LLC
HTA — AMARILLO HOSPITAL, LLC
HTA — DENTON, LLC
HTA — EAST COOPER, LLC
HTA — TUCSON MEDICAL OFFICE, LLC
HTA — CANNON PARK PLACE, LLC
HTA — ST. MARY PHYSICIAN CENTER, LLC
HTA — MEDICAL PORTFOLIO 4, LLC
HTA — FORT ROAD MEDICAL, LLC
HTA — LIBERTY FALLS MEDICAL PLAZA, LLC
HTA — VISTA PROFESSIONAL CENTER, LLC
HTA — OKLAHOMA CITY, LLC
HTA — POUGHKEEPSIE, LLC
HTA — SAN MARTIN, LLC
HTA — MEDICAL PORTFOLIO 4 — PARMA, LLC
HTA — E FLORIDA LTC, LLC

By: Healthcare Trust of America Holdings, LP, the sole member of each of the above Subsidiary Guarantors

By:	Healthcare Trust of America, Inc., its general partner

	By:	/s/ Kellie S. Pruitt
	Name:	Kellie S. Pruitt
	Title:	Chief Financial Officer

LENDERS:

J.P. MORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Brendan M. Poe
	Name:	Brendan M. Poe
	Title:	Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

By	/s/ Frederick W. Laird
Name:	Frederick W. Laird
Title:	Managing Director

By	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

WELLS FARGO BANK, N.A.

By Name:	/s/ Bronson Naab Bronson Naab
Title:	Assistance Vice President

FIFTH THIRD BANK, an Ohio banking corporation

By Name:	/s/ Matthew D. Rogers Matthew D. Rogers
Title:	VP

U.S. BANK NATIONAL ASSOCIATION

By: Name:	/s/ Troy Lyscio Troy Lyscio
Title:	Vice President

CAPITAL ONE, N.A.

By Name:	/s/ Frederick H. Denecke Frederick H. Denecke
Title:	Vice President

REGIONS BANK

By Name:	/s/ Eric Smith Eric Smith
Title:	SVP

COMPASS BANK, as New Lender

By:	/s/ Chris Cain Name: Chris Cain
Title: Senior Vice President

THE BANK OF NOVA SCOTIA, as New Lender

By:	/s/ Michelle C. Philips Name: Michelle C. Philips
Title: Director

UNION BANK, N.A., as New Lender
By:	/s/ Joshua Gross
	Name:	Joshua Gross
	Title:	Assistant Vice President

SUMITOMO MITSUI BANKING CORPORATION, as New Lender
By:	/s/ Yuji Kozawa
	Name:	Yuji Kozawa
	Title:	Senior Vice President

SCHEDULE 2.1
Commitments

Lender Name	Commitment Amount
JPMorgan Chase Bank, N.A.	$75,000,000
Wells Fargo Bank, N.A.	$65,000,000
Deutsche Bank AG New York Branch	$65,000,000
U.S. Bank National Association	$60,000,000
Capital One, N.A.	$50,000,000
Regions Bank	$50,000,000
Compass Bank	$50,000,000
The Bank of Nova Scotia	$45,000,000
Fifth Third Bank, an Ohio banking corporation	$40,000,000
Union Bank, N.A.	$40,000,000
Sumitomo Mitsui Banking Corporation	$35,000,000

TOTAL:	$575,000,000